AMENDMENT NUMBER TWO
                                       TO
                           REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT NUMBER TWO TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of this 23rd day of December, 1997 by and between FEI COMPANY, an Oregon corporation ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                                    RECITALS

     A. Borrower and Lender are parties to that certain Revolving Credit Agreement dated as of July 1, 1997, as amended by that certain Amendment Number One to Revolving Credit Agreement dated as of August 31, 1997 (the "Credit Agreement").

     B. Borrower and Lender now wish to amend the Credit Agreement to redefine the term "Senior Debt," and to make other changes as set forth below, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement.

     2. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

          2.1  Amendment to Definitions. The definitions of "Senior Debt" in
Section 1.1 of the Credit Agreement is hereby deleted and the following definitions substituted in its stead:

          "Senior Debt" means amounts now or hereafter owing under this Agreement on terms acceptable to Lender and Indebtedness other than (a) Indebtedness that has been subordinated to the Advances and (b) trade accounts payable on customary terms in the ordinary course of business.

          2.2 Amendment to Section 6. Section 6.3 of the Credit Agreement is hereby deleted and the following substituted in its stead:

          6.3 Indebtedness. Borrower shall not, and shall not permit any Guarantor to create, incur or become liable for any

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          Indebtedness except (a) the Advances, (b) any
          existing Indebtedness reflected on the balance sheet referred to in Section 4.6 or otherwise previously disclosed to Lender in writing (except any renewal or extension of such Indebtedness or any portion thereof to a date on or before the final maturity of any Advances), (c) current accounts payable or accrued, incurred by Borrower or Guarantors in the ordinary course of business,
          (d) Indebtedness for the deferred purchase price, or for obligations under leases, of real or personal property used by Borrower or Guarantors in their business, but not exceeding the aggregate sum of $5,000,000 at any time, (e) any other Indebtedness incurred by Borrower not to exceed Five Hundred Thousand Dollars ($500,000) on an individual basis or in the aggregate amount at any one time outstanding One Million Dollars ($1,000,000), and (f) other Indebtedness consented to in writing by Lender.

     3. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

          3.1 Delivery of Amendment. Borrower and Lender shall have executed and delivered counterparts of this Amendment to Lender.

          3.2 Representations True; No Default. The representations of Borrower set forth in Section 4 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute a Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Agreement.

     4. Representations and Warranties. Borrower hereby represents and warrants to Lender that each of the representations and warranties set forth in Article 4 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

     5. No Further Amendment. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.



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     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     8. Oral Agreements Not Enforceable.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
          EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING
          REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
          WASHINGTON LAW.

          UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two to Revolving Credit Agreements as of the date first above written.

         LENDER:              KEYBANK NATIONAL ASSOCIATION


                              By  /s/
                                  ----------------------------------------------
                                  Its Vice President
                                      ------------------------------------------

         BORROWER             FEI COMPANY

                              By  WILLIAM G. LANGLEY
                                  ----------------------------------------------
                                  Its  Chief Financial Officer
                                       -----------------------------------------